SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 19, 2003

                        Commission File Number: 000-49620

                             Biogentech Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)

                               Nevada 91-1868007
                               -----------------

      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                         incorporation or organization)

2445 McCabe Way, Suite 150, Irvine, CA 92614                              90035
--------------------------------------------                              -----
(Address of principal executive offices)                              (Zip Code)

                                 (949) 757-0001
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                              Togs for Tykes, Inc.
                              --------------------
                   (Former name, if changed since last report)

                 1030 Wooster, Suite 4, Los Angeles, California
                 ----------------------------------------------
                 (Former Address of Principal Executive Offices)

                                 (714) 273.6124
                                 --------------
           (Registrant's Former Telephone Number, Including Area Code)







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ITEM 5. OTHER EVENTS

NAME CHANGE. On June 19, 2003, the Registrant changed its name from Togs for Tykes, Inc. to Biogentech Corp. The name change became effective with the filing of Articles of Amendment to Articles of Incorporation by with the Nevada Secretary of State. The Registrant's purpose in changing its name reflects the fact that it has changed its business focus as the Registrant entered into an agreement with BioGentec Incorporated, a private Nevada corporation, in order to merge it with and into our wholly-owned subsidiary, Togs for Tykes Acquisition Corporation, a Nevada corporation. The Registrant hopes the transaction will close before June 30, 2003, although the agreement does not require closing to occur by that date.

CHANGES IN SECURITIES.

INCREASE IN AUTHORIZED COMMON STOCK. By means of filing Articles of Amendment to its Articles of Incorporation on June 19, 2003, the Registrant increased in the authorized number of shares of its $.001 par value common stock from 20,000,000 to 50,000,000.

The name change and increase in authorized shares of common stock were approved on March 24, 2003, by unanimous approval of the Registrant's Board of Directors. In addition, shareholders holding a majority of the Registrant's outstanding common stock approved those actions by written consent in lieu of a meeting on March 24, 2003, in accordance with the relevant sections of the Nevada Revised Statutes.

CHANGE OF SYMBOL AND CUSIP NUMBER. Concurrent with these changes, the Registrant has a new symbol and CUSIP Number. The Registrant's symbol changed from "TTYK" to "BGTH," and its CUSIP Number has changed from 88905Q 10 3 to 09063N 10 4.


INDEX TO EXHIBITS
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3.1      Articles of Amendment to Articles of Incorporation



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Biogentech Corp.


June 24, 2003                      By:      /s/  Becky Bauer
                                            -----------------------------------
                                            Becky Bauer, President